UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2017

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 29, 2017, AmerisourceBergen Corporation (the “Company” or “AmerisourceBergen”) issued a news release announcing that it priced $750 million aggregate principal amount of the Company’s 3.45% Senior Notes due December 15, 2027 (the “2027 Notes”) and $500 million aggregate principal amount of the Company’s 4.30% Senior Notes due December 15, 2047 (the “2047 Notes” and together with the 2027 Notes, the “Notes”) in an underwritten registered public offering. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On November 29, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of themselves and as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of the 2027 Notes and the 2047 Notes.  The Notes will be senior unsecured obligations of the Company. The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto and provides for indemnification by each of the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. The Company expects to consummate the sale of the Notes to the Underwriters, which is subject to the closing conditions specified in the Underwriting Agreement, on December 4, 2017.

The offer and sale of the Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-208191) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission on November 24, 2015.

If the sale of the Notes is consummated pursuant to the terms set forth in the Underwriting Agreement, the Company estimates that it will receive net proceeds of approximately $1.235 billion (after deducting underwriting discounts and offering expenses) from the sale of the Notes. The Company intends to use the net proceeds to finance a portion of the previously disclosed proposed acquisition (the “Acquisition”) of H.D. Smith (“H.D. Smith”), and to pay related fees and expenses, to redeem all of its 4 7/8% Senior Notes due November 15, 2019 and for general corporate purposes.  The Notes offering is not contingent on the consummation of the Acquisition which, if completed, will occur subsequent to the closing of the offering. In the event that the Acquisition is not completed on or before May 20, 2018, or, if prior to such time, the acquisition agreement is terminated, other than in connection with the consummation of the Acquisition, and is not otherwise amended or replaced, then the 2047 Notes are subject to mandatory redemption, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date. The Notes offering is expected to close prior to the consummation of the Acquisition. Pending use of the net proceeds from the sale of the Notes, the Company intends to invest such proceeds in institutional money market funds, U.S. government securities, certificates of deposit or other short-term interest-bearing securities.

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. Specifically, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have served as joint book-running managers, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have served as underwriters, in connection with past senior note offerings by the Company and may serve similar roles in future securities offerings by the Company. Additionally, affiliates of the underwriters serve various roles in the Company’s multi-currency revolving credit facility: J.P. Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as administrative agent and a lender; Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as a syndication agent and lender; and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated serve as lead arrangers and joint bookrunners. As of September 30, 2017, there were no borrowings outstanding under the Company’s multi-currency revolving credit facility. Further, Citigroup Global Markets Inc. acted as Company’s financial advisor in connection with the Acquisition. In addition, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates serve as lead arrangers, bookrunners, administrative agents or syndication agents under the Company’s credit agreements. Lastly, certain of the underwriters or their affiliates also serve as lenders under the credit agreements.

The foregoing is a brief description of certain terms of the Underwriting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby made an exhibit to, the Shelf Registration Statement.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation; competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid; increasing governmental regulations regarding the pharmaceutical supply channel and pharmaceutical compounding; declining reimbursement rates for pharmaceuticals; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; increased public concern over the abuse of opioid medications; prosecution or suit by federal, state and other governmental entities of alleged violations of laws and regulations regarding controlled substances, and any related disputes, including shareholder derivative lawsuits; increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs, including the reserve recorded in connection with the proceedings with the United States Attorney’s Office for the Eastern District of New York; material adverse resolution of pending legal proceedings; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; changes to customer or supplier payment terms; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. and the Company, including principally with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement; changes in tax laws or legislative initiatives that could adversely affect the Company’s tax positions and/or the Company’s tax liabilities or adverse resolution of challenges to the Company’s tax positions; regulatory action in connection with the production, labeling or packaging of products compounded by our compounded sterile preparations (CSP) business; failure to realize the expected benefits from our reorganization and other business process initiatives; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; malfunction, failure or breach of sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; natural disasters or other unexpected events that affect the Company’s operations; the impairment of goodwill or other intangible assets, resulting in a charge to earnings; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of H. D. Smith and PharMEDium, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period; risks associated with uncertainties as to the timing and completion of the acquisition of H. D. Smith, including relating to the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that various conditions to the consummation of the acquisition of H. D. Smith may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of the Company and H. D. Smith and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners; the disruption of the Company’s cash flow and ability to return value to its stockholders in accordance with its past practices; interest rate and foreign currency exchange rate fluctuations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the Company’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement for 3.45% Senior Notes due 2027 and 4.30% Senior Notes due 2047, dated as of November 29, 2017.

99.1	News release of AmerisourceBergen Corporation, dated November 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

November 29, 2017	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Executive Vice President and Chief Financial Officer